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                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

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                               Land O'Lakes, Inc.

                        9% Senior Secured Notes due 2010

                                 ---------------

                                    INDENTURE

                          Dated as of December 23, 2003

                                 ---------------

                         U.S. Bank National Association,

                                   as Trustee

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                                TABLE OF CONTENTS

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                                                      ARTICLE I

                                     Definitions and Incorporation by Reference

SECTION 1.01.  Definitions..............................................................................            1

SECTION 1.02.  Other Definitions........................................................................           26

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........................................           27

SECTION 1.04.  Rules of Construction....................................................................           27

                                                     ARTICLE II

                                                   The Securities

SECTION 2.01.  Amount of Securities; Issuable in Series.................................................           28

SECTION 2.02.  Form and Dating..........................................................................           29

SECTION 2.03.  Execution and Authentication.............................................................           29

SECTION 2.04.  Registrar and Paying Agent...............................................................           30

SECTION 2.05.  Paying Agent to Hold Money in Trust......................................................           31

SECTION 2.06.  Holder Lists.............................................................................           31

SECTION 2.07.  Transfer and Exchange....................................................................           31

SECTION 2.08.  Replacement Securities...................................................................           32

SECTION 2.09.  Outstanding Securities...................................................................           32

SECTION 2.10.  Temporary Securities.....................................................................           33

SECTION 2.11.  Cancelation..............................................................................           33

SECTION 2.12.  Defaulted Interest.......................................................................           33

SECTION 2.13.  CUSIP and ISIN Numbers...................................................................           33

                                                     ARTICLE III

                                                     Redemption

SECTION 3.01.  Notices to Trustee.......................................................................           34

SECTION 3.02.  Selection of Securities To Be Redeemed...................................................           34

SECTION 3.03.  Notice of Redemption.....................................................................           34

SECTION 3.04.  Effect of Notice of Redemption...........................................................           35

SECTION 3.05.  Deposit of Redemption Price..............................................................           35

SECTION 3.06.  Securities Redeemed in Part..............................................................           35
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                                                      ARTICLE IV

                                                      Covenants

SECTION 4.01.  Payment of Securities....................................................................           36

SECTION 4.02.  SEC Reports..............................................................................           36

SECTION 4.03.  Limitation on Indebtedness...............................................................           36

SECTION 4.04.  Limitation on Restricted Payments........................................................           39

SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted

                         Subsidiaries...................................................................           42

SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.......................................           43

SECTION 4.07.  Limitation on Transactions with Affiliates...............................................           46

SECTION 4.08.  Change of Control........................................................................           47

SECTION 4.09.  Compliance Certificate...................................................................           49

SECTION 4.10.  Further Instruments and Acts.............................................................           49

SECTION 4.11.  Cooperative Status.......................................................................           49

SECTION 4.12.  Future Subsidiary Guarantors.............................................................           49

SECTION 4.13.  Limitation on Lines of Business..........................................................           49

SECTION 4.14.  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries...........           50

SECTION 4.15.  Limitation on Liens......................................................................           50

SECTION 4.16.  Limitation on Sale/Leaseback Transactions................................................           50

SECTION 4.17.  Fall-Away of Covenants...................................................................           51

SECTION 4.18.  Perfected Security Interests.............................................................           51



                                                      ARTICLE V

                                                  Successor Company

SECTION 5.01.  When Company May Merge or Transfer Assets................................................           52



                                                     ARTICLE VI

                                                Defaults and Remedies

SECTION 6.01.  Events of Default........................................................................           53

SECTION 6.02.  Acceleration.............................................................................           56

SECTION 6.03.  Other Remedies...........................................................................           56

SECTION 6.04.  Waiver of Past Defaults..................................................................           56

SECTION 6.05.  Control by Majority......................................................................           57

SECTION 6.06.  Limitation on Suits......................................................................           57

SECTION 6.07.  Rights of Holders to Receive Payment.....................................................           57

SECTION 6.08.  Collection Suit by Trustee...............................................................           57

SECTION 6.09.  Trustee May File Proofs of Claim.........................................................           58

SECTION 6.10.  Priorities...............................................................................           58
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SECTION 6.11.  Undertaking for Costs....................................................................           58

SECTION 6.12.  Waiver of Stay or Extension Laws.........................................................           58

                                                     ARTICLE VII

                                                       Trustee

SECTION 7.01.  Duties of Trustee........................................................................           59

SECTION 7.02.  Rights of Trustee........................................................................           60

SECTION 7.03.  Individual Rights of Trustee.............................................................           61

SECTION 7.04.  Trustee's Disclaimer.....................................................................           61

SECTION 7.05.  Notice of Defaults.......................................................................           61

SECTION 7.06.  Reports by Trustee to Holders............................................................           61

SECTION 7.07.  Compensation and Indemnity...............................................................           62

SECTION 7.08.  Replacement of Trustee...................................................................           62

SECTION 7.09.  Successor Trustee by Merger..............................................................           63

SECTION 7.10.  Eligibility; Disqualification............................................................           64

SECTION 7.11.  Preferential Collection of Claims Against Company........................................           64

                                                     ARTICLE VIII

                                          Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........................................           64

SECTION 8.02.  Conditions to Defeasance.................................................................           65

SECTION 8.03.  Application of Trust Money...............................................................           66

SECTION 8.04.  Repayment to Company.....................................................................           66

SECTION 8.05.  Indemnity for Government Obligations.....................................................           67

SECTION 8.06.  Reinstatement............................................................................           67

                                                     ARTICLE IX

                                                     Amendments

SECTION 9.01.  Without Consent of Holders...............................................................           67

SECTION 9.02.  With Consent of Holders..................................................................           68

SECTION 9.03.  Compliance with Trust Indenture Act......................................................           69

SECTION 9.04.  Revocation and Effect of Consents and Waivers............................................           69

SECTION 9.05.  Notation on or Exchange of Securities....................................................           70

SECTION 9.06.  Trustee to Sign Amendments...............................................................           70

SECTION 9.07.  Payment for Consent......................................................................           70
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                                                      ARTICLE X

                                                Subsidiary Guarantees

SECTION 10.01.  Subsidiary Guarantees...................................................................           71

SECTION 10.02.  Limitation on Liability.................................................................           73

SECTION 10.03.  Successors and Assigns..................................................................           74

SECTION 10.04.  No Waiver...............................................................................           74

SECTION 10.05.  Modification............................................................................           74

SECTION 10.06.  Execution of Supplemental Indenture for Future Subsidiary

                          Guarantors....................................................................           74

SECTION 10.07.  Non-Impairment..........................................................................           75

                                                     ARTICLE XI

                                                 Security Documents

SECTION 11.01.  Collateral and Security Documents.......................................................           75

SECTION 11.02.  Recording and Opinions..................................................................           75

SECTION 11.03.  Release of Collateral...................................................................           76

SECTION 11.04.  Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements.................           77

SECTION 11.05.  Certificates of the Trustee.............................................................           78

SECTION 11.06.  Suits To Protect the Collateral.........................................................           78

SECTION 11.07.  Authorization of Receipt of Funds by the Trustee Under the

                         Security Documents.............................................................           78

SECTION 11.08.  Collateral Agent........................................................................           79

SECTION 11.09.  Designations............................................................................           81

SECTION 11.10.  Further Assurances......................................................................           81

SECTION 11.11.  Termination of Security Interest........................................................           82

SECTION 11.12.  Excluded Securities.....................................................................           83

                                                     ARTICLE XII

                                                    Miscellaneous

SECTION 12.01.  Trust Indenture Act Controls............................................................           83

SECTION 12.02.  Notices.................................................................................           83

SECTION 12.03.  Communication by Holders with Other Holders.............................................           84

SECTION 12.04.  Certificate and Opinion as to Conditions Precedent......................................           84

SECTION 12.05.  Statements Required in Certificate or Opinion...........................................           84

SECTION 12.06.  When Securities Disregarded.............................................................           84

SECTION 12.07.  Rules by Trustee, Paying Agent and Registrar............................................           85

SECTION 12.08.  Legal Holidays..........................................................................           85

SECTION 12.09.  GOVERNING LAW...........................................................................           85
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SECTION 12.10. No Recourse Against Others..............................................................           85

SECTION 12.11. Successors..............................................................................           85

SECTION 12.12. Multiple Originals......................................................................           85

SECTION 12.13. Table of Contents; Headings.............................................................           85
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Appendix A -  Provisions Relating to Original Securities, Additional
                      Securities and Exchange Securities
Exhibit A  -  Form of Initial Security
Exhibit B  -  Form of Exchange Security
Exhibit C  -  Form of Supplemental Indenture
Exhibit D  -  Form of Transferee Letter of Representation


                                       v

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                                    INDENTURE dated as of December 23, 2003,
                           among Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), ACS Stores, LLC, Advanced Business Concepts International, LLC, AG2AG, LLC, Agricultural Indemnity Insurance Company, Alliance Milk Products, LLC, America's Country Stores Holdings, LLC, America's Country Stores, LLC, Diamond Cross, LLC, FMR, Inc., Forage Genetics, Inc., Golden State Feeds, LLC, Golden Valley Dairy Products, L.L. Olds Seed Company, Land O'Lakes Farmland Feed LLC, Land O'Lakes Holdings, Inc., Land O'Lakes International Development Corporation, LOL Holdings II, Inc., LOL Power, LLC, Milk Products, LLC, North Coast Fertilizer II, Inc., Northwest Food Products Company, Inc., Northwest Food Products Transportation, LLC, Nutra-Blend, LLC, PMI Nutrition, LLC, PMI Agriculture, L.L.C., PMI Nutrition International, LLC, Purina Mills, LLC, QC, Inc., QC Holdings Inc., QC Industries, Inc., Realty LOL, Inc., Research Seeds, Inc., Seed Research, Inc., Thomas Products, LLC (collectively, the "Subsidiary Guarantors") and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 9% Senior Secured Notes due 2010 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), and (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 9% Senior Secured Notes due 2010 issued in a Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") (together with the Initial Securities, the "Securities"). $175,000,000 in aggregate principal amount of the Securities will be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities.

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions.

                  "Accounts" means all Accounts (as defined in the Uniform Commercial Code) and Account Assets with respect to such Accounts, including those related to the dairy businesses of the Company and the Restricted Subsidiaries and payable to such parties, including, but not limited to, accounts receivable generated from the marketing and sale of milk, butter, cheese, cream products, dairy and non-dairy spreads, whey, non-fat dry milk, cocoa, and other dairy or dairy related products sold for consumer use, licensing fees relating to dairy products and dairy related services, and the proceeds

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thereof, but specifically excluding the CoBank Accounts and the Account Assets with respect to such CoBank Accounts.

                  "Account Assets" means, collectively, with respect to Accounts or CoBank Accounts, as the case may be, all such Accounts or CoBank Accounts, together with (a) all right, title and interest in and to all contracts that relate to any of such accounts; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of any of such accounts, whether pursuant to the contracts related to such accounts or otherwise; (c) all UCC financing statements covering any collateral securing payment of any of such accounts; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of any of such accounts whether pursuant to the contracts related to any of such accounts or otherwise; (e) all interest in the merchandise, goods, products or other property (including any that is returned), if any, the sale of which gave rise to any of such accounts; and (f) all proceeds of the foregoing.

                  "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) any Investments in Permitted Businesses permitted by Section 4.04; (c) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (d) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (c) or (d) above is primarily engaged in a Permitted Business.

                  "Additional Securities" means any 9% Senior Secured Notes due 2010 issued under the terms of this Indenture subsequent to the Closing Date.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agriliance" means Agriliance LLC.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                                                                               3

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(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (iii) a disposition of assets with a Fair Market Value of less than $500,000, (iv) the disposition of all or substantially all of the assets of the Company in a manner permitted by Section 5.01, and (v) the sale to one or more Securitization Vehicles of accounts receivable (including Account Assets) or inventory in Securitizations, provided that (1) each such Securitization is effected on market terms, (2) the aggregate amount of Third Party Securities in respect of all such Securitizations does not exceed $200 million at any time outstanding and (3) an amount equal to the Net Available Cash from each such Securitization is applied to the mandatory repayment of Bank Indebtedness (notwithstanding, in the case of the Amended and Restated Five-Year Credit Agreement referred to in the definition of Credit Agreement, that the commitment is not required to be reduced)). For the purposes of the foregoing clause (v), the Company and its Restricted Subsidiaries shall be deemed at the time of any issuance by the relevant Securitization Vehicle of Third Party Securities to have received Net Available Cash in an amount equal to the Net Available Cash to the Securitization Vehicle from such issuance of Third Party Securities and will not be deemed to have received Net Available Cash in connection with ongoing sales of accounts receivable (including Account Assets) or inventory to such Securitization Vehicle that are purchased by it with the proceeds from collections of receivables or from ordinary course sales of inventory, in each case previously purchased by it pursuant to such Securitization.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such

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                                                                               4

proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement and that such Refinancing Indebtedness will be deemed to constitute Bank Indebtedness.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Securities" means the trust preferred securities in aggregate face amount of up to $200 million issued pursuant to the Indenture dated as of March 25, 1998, between the Company and Wilmington Trust Company.

                  "Capital Stock" of any Person means any and all shares, membership interests, limited liability company interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and any cooperative membership interests or accounts, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (a), any person shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") if such other person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the

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         Company or whose nomination for election was approved by a vote of
         66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

                  (c) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (d) the Company fails to maintain cooperative status under Subchapter T of the Code or Minnesota law; or

                  (e) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

                  "Closing Date" means the date of this Indenture.

                  "CoBank" means CoBank, ACB, a federally chartered instrumentality of the United States.

                  "CoBank Accounts" means (a) accounts related to the feed businesses of Land O'Lakes Farmland Feed LLC and Purina Mills, LLC, its subsidiaries and their respective successors, including, but not limited to, accounts receivable generated from the sale of animal feed and feed ingredients, soybean meal, premixes, non-grain protein ingredients, grains, vitamins, minerals, branded feed products, complete feed products, milk replacer products, feed additives, animal health products, farm supply products, toll milling services and other feed related services and the proceeds thereof, (b) accounts related to the seed business of the Company including, but not limited to, accounts receivable generated from the sale of seed, licensing fees and seed related services and the proceeds thereof, (c) accounts related to the swine businesses of the Company, Land O'Lakes Farmland Feed LLC and Purina Mills, LLC, its subsidiaries and their respective successors, including, but not limited to, accounts receivable generated from the sale of swine and swine related services and the proceeds thereof, and (d) all Account Assets related to the foregoing; provided, however, that "CoBank Accounts" related to the swine businesses of the Company and Land O'Lakes Farmland Feed LLC shall not include any such right to payment where payments have been sent to a lockbox or lockbox account other than those specified in the guarantee and collateral agreement related to the CoBank Receivables Loan Agreement.

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                                                                               6

                  "CoBank Receivables Loan Agreement" means the Credit Agreement dated as of October 11, 2001, between the Company and CoBank.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all the collateral provided for and described in the Security Documents.

                  "Collateral Agent" means U.S. Bank National Association, in its capacity as collateral agent under the Security Documents, and any successor thereto in such capacity.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary

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repaid, repurchased, defeased or otherwise discharged with respect to the
Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) noncash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations of interest rate and foreign currency exposure (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (k) the amount of dividends paid in respect of the Capital Securities. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including, without limitation, any Securitization) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets or inventory or related assets of the type specified in the definition of "Securitization" shall be included in Consolidated Interest Expense.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period (plus, to the extent deducted in determining such net income, any minority interest in the earnings of any Subsidiary Guarantor, and minus, to the extent added in determining such net income, any minority interest in the losses of any Subsidiary Guarantor); provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary (except to the extent of the amount of dividends or other distributions actually paid by such Person to the Company or any Restricted Subsidiary during such period);

                  (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (c) any net income (or loss) of any Restricted Subsidiary (other than a Restricted Subsidiary which is a Subsidiary Guarantor on the Closing Date) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (d) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (e) any extraordinary gain or loss;

                  (f) the cumulative effect of a change in accounting principles; and

                  (g) for the year ended December 31, 2001, charges and expenses resulting from the acquisition of Purina Mills, Inc. consisting of (i) up to $18.5 million of extraordinary expenses related to early extinguishment of debt, (ii) up to $21.0 million of non-cash accruals for plant writedowns and (iii) up to $5.1 million of expenses related to the cancellation of an interest rate swap of Purina Mills, Inc.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers or distributions of cash or other assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a) (iv)(3)(D) or (E) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) member equity relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

                  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Credit Agreement" means, collectively, (a) the Credit Agreement dated as of October 11, 2001, among the Company, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent, and the lenders party thereto, (b) the Amended and Restated Five-Year Credit Agreement dated as of October 11, 2001, among the Company, the lenders party thereto, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent, and CoBank, as co-administrative agent, and (c) the CoBank Receivables Loan Agreement, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

                  "Credit Facilities Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent for the lenders party to each of the Credit Agreements described in clause (i) and (ii) of the definition thereof, or any successor thereto, or any Person otherwise designated the "Credit Facilities Collateral Agent" pursuant to the Intercreditor Agreement.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation.

                  "Discharge of Priority Lien Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness constituting Priority Lien Obligations secured by any Collateral, or, with respect to Hedging Obligations constituting Priority Lien Obligations secured by any Collateral, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of such Priority Lien Obligation, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other obligations in respect of any Priority Lien Obligation secured by any Collateral that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to 91 days following the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 91 days following the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense,
(c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries, and (f) up to $20.0 million of cash severance costs Incurred in 2001 and 2002 in connection with plant closings resulting from the acquisition of Purina Mills, Inc., in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and, except for Restricted Subsidiaries which are Subsidiary Guarantors on the Closing Date, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "8-3/4% Senior Notes" means the Company's 8-3/4% Senior Notes due 2011 issued under the 8-3/4% Senior Notes Indenture and any of the Company's 8-3/4% Series A Senior Notes due 2011 exchanged therefor.

                  "8-3/4% Senior Notes Closing Date" means November 14, 2001.

                  "8-3/4% Senior Notes Guarantees" means the Guarantees of the 8-3/4% Senior Notes pursuant to the 8-3/4% Senior Notes Indenture.

                  "8-3/4% Senior Notes Indenture" means the Indenture dated as of the 8-3/4% Senior Notes Closing Date, between the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee, under which the 8-3/4% Senior Notes were issued.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Excluded Securities" means that portion of the Capital Stock or other securities of any Subsidiary pledged as Collateral (but for the provisions of Section 11.12 hereof) the value (defined as the principal amount, par value, book value as carried by the Company or market value, whichever is greatest) of which, when considered in the aggregate with all other Capital Stock or other securities of such Subsidiary subject to a security interest under any of the Security Documents, exceeds 19.99% of the principal amount of the then outstanding Securities issued by the Company; provided, however, in the event that Rule 3-16 of Regulation S-X promulgated by the SEC is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary's Capital Stock or other securities secure the Securities or the Subsidiary Guarantees, then the Capital Stock or other securities of such Subsidiary shall automatically be deemed to be Excluded Securities but only for so long as and to the extent necessary to not be subject to such requirement; provided, further, however, that if any Priority Lien Obligation or Other Pari Passu Lien Obligation is secured by a security interest in any securities that are Excluded Securities, such obligation is registered under the Securities Act, and, in connection with such registration, the Company is required to file with the SEC (or any other governmental agency) separate financial statements of the Subsidiary of the Company that is the issuer of such securities, then such securities shall not be considered Excluded Securities.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value of property or assets with a value of $10 million or greater will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

                  "Foreign Pledge Agreement" means a pledge agreement securing the Securities or the Subsidiary Guarantees or any of them that is governed by the law of a jurisdiction other than the United States of America and reasonably satisfactory in form and substance to the Trustee.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the 8-3/4% Senior Notes Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board and (c) such other statements by such other entities as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

                  (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

                  (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

                  (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

                  (h) Hedging Obligations of such Person;

                  (i) all obligations in respect of Third Party Securities issued by such Person in Securitizations (regardless of whether denominated as equity or debt securities); and

                  (j) all obligations of the type referred to in clauses (a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Intercreditor Agreement" means (a) that certain Lien Subordination and Intercreditor Agreement, dated as of the date of this Indenture, by and among the Company, the Credit Facilities Collateral Agent, the Collateral Agent and the grantors and guarantors named therein, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time and (b) after the termination of the Intercreditor Agreement referred to in clause (a) above, any other intercreditor agreement, with terms no less favorable to the Holders than the Intercreditor Agreement referred to in clause (a) above, entered into by and among the Company, one or more representatives for any Priority Lien Obligations, one or more representatives for any Other Pari Passu Lien Obligations, the Collateral Agent and the grantors or guarantors named therein, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Investment Grade" means (a) with respect to S&P, any of the rating categories from and including AAA to and including BBB-; and (b) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

                  "Issue Date", with respect to any Initial Securities, means the date on which such Initial Securities are originally issued.

                  "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "LOL Finance" means LOL Finance Co., a wholly-owned Subsidiary of the Company.

                  "Material Foreign Subsidiary" means, at any time, each Foreign Subsidiary that is a Wholly Owned Subsidiary and that had assets with an aggregate book value in excess of $15.0 million as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC.

                  "Material Intellectual Property" means all intellectual property of the Company and the Subsidiary Guarantors, other than intellectual property that in the aggregate is not material to the business of the Company and its Subsidiaries, taken as a whole.

                  "Member" means a holder of the Company's Class A, Class B, Class C or Class D common stock.

                  "Minimum Patronage Amount" means, the minimum amount required to be paid in money or by qualified check under Section 1388 of the Code for the allocation to be a "qualified written notice of allocation", which currently means, with respect to a Member, 20% of the Patronage allocated to such Member in a given year.

                  "MoArk" means MoArk, LLC.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or the Assistant Secretary of the Company. "Officer" of a Subsidiary Guarantor has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

                  "Other Intercreditor Agreements" means any intercreditor agreements entered into pursuant to, and in accordance with the terms of,
Section 11.08(e) hereof.

                  "Other Pari Passu Lien Obligations" means any Indebtedness, and any related premium, interest, fees and expenses, of the Company and the Restricted Subsidiaries (including any Additional Securities) that is permitted by this Indenture to be secured by Pari Passu Liens (other than the Original Securities, the Exchange Securities issued in exchange therefor and the Subsidiary Guarantees) and which is so designated by the Company pursuant to
Section 11.08(d) hereof.

                  "Other Pari Passu Lien Obligations Documents" means as to any Other Pari Passu Lien Obligations, any instrument or document under which such Other Pari Passu Lien Obligations shall have been issued or incurred.

                  "Pari Passu Lien" means any Lien on Collateral securing the Securities, a Subsidiary Guarantee or any Other Pari Passu Lien Obligation that ranks immediately junior in priority (subject to Permitted Collateral Liens) to the Liens on such Collateral securing any Priority Lien Obligations.

                  "Patronage" means any earnings of the Company and Company's Subsidiaries returned to Members, either directly or indirectly, based on business conducted with such Members, including any "Patronage Dividends", "Per-Unit Retain Allocations", "Qualified Per-Unit Retain Certificates", or "Non-Qualified Per-Unit Retain Certificates", as such are defined in Sub-chapter T of the Code, as well as any other redemptions or revolvement payments to Members.

                  "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

                  "Permitted Collateral Liens" means (a) Liens on the Collateral securing Priority Lien Obligations in a principal amount which, when taken together with the principal amount of all other Priority Lien Obligations then outstanding (other than Hedging Obligations secured by Priority Liens), does not exceed $695 million; provided, however, that at the election of the Company, any portion or all of the amount of Indebtedness permitted to be secured by Priority Liens pursuant to this clause (a) may instead be allocated to be secured by Pari Passu Liens; (b) (i) Liens on the Collateral outstanding on the Closing Date securing the Securities, the Exchange Securities issued in exchange therefor and the Subsidiary Guarantees relating thereto; and (ii) Liens on the Collateral securing Other Pari Passu Lien Obligations (including, without limitation, Additional Securities) in a principal amount which, when taken together with the principal amount of all other Pari Passu Lien Obligations then outstanding (other than Hedging Obligations secured by Pari Passu Liens), does not exceed the sum of any amount of Indebtedness secured by Pari Passu Liens pursuant to clause (a) above plus $25 million; (c) Liens on the Collateral existing on the Closing Date (other than Liens specified in clauses (a) and (b) above); (d) Liens on the Collateral described in clauses (a) through (e), (i), (j), (k), (l), (o) and (q) (only in respect of clauses (i) and (j)) of the definition of "Permitted Liens;"
(e) Liens on the Collateral in favor of any collateral agent relating to such collateral agent's administrative expenses with respect to the Collateral; (f) Liens on the Collateral securing Indebtedness Incurred pursuant to Section 4.03(b)(vii); and (g) Liens on the Collateral securing Hedging Obligations constituting Priority Lien Obligations or Other Pari Passu Lien Obligations. For the avoidance of doubt, any Lien on the Collateral securing Bank Indebtedness outstanding on the Closing Date shall be deemed to be Incurred and outstanding pursuant to clause (a) of this definition.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $5 million in the aggregate outstanding at any one time; provided that the repayments of such loans or advances shall not increase the amount of Restricted Payments permitted to be made under
Section 4.04(a)(iv)(3)(D) or (E); (g) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06; (h) Sellers' Retained Interests in Securitizations permitted by Section 4.03 and
Section 4.06; (i) Capital Stock of CoBank required to be made in accordance with CoBank's bylaws and capital plans applicable to cooperative borrowers generally;
(j) any Persons received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgments; (k) loans to Agriliance and MoArk in the ordinary course of business for cash management purposes in an aggregate principal amount not to exceed $20 million outstanding at any time, which loans shall not be outstanding for more than 30 days; provided that the repayments of such loans shall not increase the amount of Restricted Payments permitted to be made under Section 4.04(a)(iv)(3)(D) or (E); (l) loans to LOL Finance in an aggregate principal amount not to exceed $45 million outstanding at any time, it being understood that approximately $9.5 million is outstanding on the Closing

Date; provided that the repayments of such loans shall not increase the amount of Restricted Payments permitted to be made under Section 4.04(a)(iv)(3)(D) or
(E); and (m) any Person in an aggregate amount not to exceed $20 million at any time outstanding.

                  "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens imposed by law and arising in the ordinary course of business, in each case for sums not overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially adversely affect the value of the property, taken as a whole, or interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens to secure Bank Indebtedness (i) prior to the Fall-Away Date, permitted by Section 4.03(b)(i) and (ii) following the Fall-Away Date, in an aggregate principal amount not to exceed the amount of Bank Indebtedness permitted by
Section 4.03(b)(i) on the Fall-Away Date; (h) Liens existing on the Closing Date; (i) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of (i) a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person or (ii) of such Person owing to a wholly owned Subsidiary of such Person; (l) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such obligations; (m) Liens on Sellers' Retained Interests Incurred in connection with Securitizations permitted under this Indenture (other than Section 4.15 hereof) securing obligations in respect of Third Party Securities in an aggregate amount at any time outstanding not in excess of $200 million less the aggregate principal amount of Indebtedness under the CoBank Receivables Loan Agreement; provided, however, that recourse to such Sellers' Retained Interests is limited in a manner customary for similar securitization transactions and the ratio of the amount of such Sellers' Retained Interests to the amount of such Third Party Securities is not significantly greater than the ratio of Sellers' Retained Interests to the financed portion of assets in similar securitization transactions; (n) Liens on assets of Restricted Subsidiaries that are Securitization Vehicles securing Indebtedness of such Securitization Vehicles provided that prior to the Fall-Away Date such Indebtedness is permitted by Section 4.03(b)(viii); (o) judgment liens in respect of judgments that do not constitute an Event of Default; (p) Liens of CoBank on investments by the Company in the stock, participation certificates, or allocated reserves of CoBank owned by the Company; (q) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h),
(i) and (j); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings; and (r) Liens not expressly permitted by clauses (a) through (q) above; provided that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (r) (including Attributable Debt permitted by the covenant described under Section 4.16 and Section 4.03 (b)(vii)) does not at any time exceed $75 million.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Priority Lien" means any Lien on any Collateral for the benefit of the holders of any Indebtedness of the Company or any of its Restricted Subsidiaries that is designated by the Company, as permitted by this Indenture, to rank prior to the Liens on such Collateral for the benefit of the Holders.

                  "Priority Lien Obligation" means any Indebtedness, and any related premium, interest, fees and expenses, that is secured by a Priority Lien. The relative priorities of the Priority Lien Obligations are determined by agreement among the holders of the Priority Lien Obligations.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

                  "Ratings Agency" shall mean Moody's or S&P.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture including Indebtedness of the Company that Refinances Refinancing Indebtedness; provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity either (i) no earlier than the Stated Maturity of the Indebtedness being Refinanced or (ii) at least 91 days after the Stated Maturity of the Securities, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing

Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or
(ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

                  "Representative" means in the case of any Other Pari Passu Lien Obligations, any administrative agent, trustee or similar representative designated as such by the holders of any Other Pari Passu Lien Obligations pursuant to Section 11.08(d).

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Subsidiary Guarantor or between Subsidiary Guarantors.

                  "SEC" means the Securities and Exchange Commission.

                  "Second Priority Collateral Agreement" means the Second Priority Collateral Agreement dated as of December 23, 2003, among the Company, the Subsidiary Guarantors and the Collateral Agent.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933.

                  "Securitization" means the transfer and sale by the Company or a Restricted Subsidiary of accounts receivable (including Account Assets) or inventory to a Securitization Vehicle, which Securitization Vehicle finances the acquisition of such assets (a) with proceeds from the issuance of Third Party Securities, (b) with Sellers' Retained Interests and (c) with proceeds from the sale or collection of accounts receivable (including Account Assets) or inventory previously purchased by such Securitization Vehicle.

                  "Securitization Vehicle" means a special purpose trust, partnership, limited liability company or similar entity formed at the direction of the Company for the purpose of effecting one or more Securitizations which, in connection therewith, issues Third Party Securities.

                  "Security Documents" means one or more security agreements, pledge agreements, mortgages, deeds of trust and collateral assignments defining the terms of the security interests that secure the Securities and the Subsidiary Guarantees.

                  "Sellers' Retained Interests" means the debt or equity interests held by the Company or any Restricted Subsidiary in a Securitization Vehicle to which accounts receivable (including Account Assets) or inventory of the Company and the Restricted Subsidiaries have been transferred in a Securitization, including any such debt or equity received in consideration for the assets transferred.

                  "Senior Indebtedness" of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, including the 8-3/4% Senior Notes, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable, including any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company or such Subsidiary Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "S&P" means Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security upon a sale of assets or at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

                  "Subsidiary Guarantor" means any Subsidiary that has issued a Subsidiary Guarantee.

                  "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (e) investments in money market funds the investments of which consist solely of investments of the type described in clause (a) through (d) above, and (f) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

                  "Third Party Securities" means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, investors or other financing sources (other than the Company and its Subsidiaries) the proceeds of which are used to finance, in whole or part, the purchase by such Securitization Vehicle of accounts receivable (including Account Assets) or inventory in a Securitization.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) Calva Products Co., Inc., Cheese & Protein International LLC, ESSV, LLC, Hejlik Pig Co. LC, Heritage Trading Company, LLC, Land O'Lakes Capital Trust I, LOLFC, LLC, LOL Finance Co., MoArk LLC, Munson Lakes Nutrition, LLC, New Feeds, LLC, Northern Country Feeds, LLC and Soybean Research Foundation, Inc., (b) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof. For the purposes of determining voting power of Voting Stock, the voting rights of which vary, Voting Stock shall be deemed to have the number of votes equal to the number of votes such Voting Stock was entitled to at the most recent vote of shareholders.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02.     Other Definitions.

                                                                                          Defined in
Term                                                                                       Section
----                                                                                       -------
"Affiliate Transaction"..............................................................     4.07(a)
"Appendix"...........................................................................     Preamble
"Bankruptcy Law".....................................................................     6.01
"beneficial ownership"...............................................................     1.01
"Change of Control Offer"............................................................     4.08(b)
"covenant defeasance option".........................................................     8.01(b)
"Custodian"..........................................................................     6.01
"Definitive Securities"..............................................................     Appendix A
"Event of Default"...................................................................     6.01
"Exchange Securities"................................................................     Preamble
"Fall-Away Date".....................................................................     4.17
"Global Securities"..................................................................     Appendix A
"Guaranteed Obligations".............................................................     10.01
"incorporated provision".............................................................     12.01
"Initial Securities".................................................................     Preamble
"legal defeasance option"............................................................     8.01(b)
"Notice of Default"..................................................................     6.01

                                                                                          Defined in
Term                                                                                       Section
----                                                                                       -------
"Offer"..............................................................................     4.06(b)
"Offer Amount".......................................................................     4.06(c)(ii)
"Offer Period".......................................................................     4.06(c)(ii)
"Original Securities"................................................................     Preamble
"Paying Agent".......................................................................     2.04
"protected purchaser"................................................................     2.08
"Purchase Date"......................................................................     4.06(c)(i)
"Registration Agreement".............................................................     Appendix A
"Registered Exchange Offer"..........................................................     Appendix A
"Registrar"..........................................................................     2.04
"Restricted Payment".................................................................     4.04(a)
"Securities Custodian"...............................................................     Appendix A
"Successor Company"..................................................................     5.01(a)
"Transfer Restricted Security".......................................................     Exhibit A

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Subsidiary Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

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                                                                              28

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Amount of Securities; Issuable in Series. Subject to the conditions, and in compliance with the covenants, set forth herein, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

                  With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and
(b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

                  (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

                  (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which, subject to the conditions, and in compliance with the covenants, set forth herein, may be in an unlimited aggregate principal amount;

                  (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

                  (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                  If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) gives such notice prior to the Company or the Trustee having notice that the Security has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Company.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.11. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                  (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest on the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC for public availability and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. Notwithstanding the foregoing, at any time that (i) the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act and (ii) the SEC will not accept filings from companies not subject to such requirements, the Company may satisfy its obligations under the preceding sentence by providing the required annual reports, information, documents and other reports to the Trustee and Holders and prospective Holders (upon request). The Company also shall comply with the other provisions of
Section 314(a) of the TIA.

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.5 to 1.

                  (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (i) Bank Indebtedness in an aggregate principal amount not to exceed $695.0 million less, without duplication, (1) the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness (other than prepayments out of the proceeds of the Original Securities) and (2) Indebtedness Incurred pursuant to clause (b)(viii)(1) below;

                  (ii) (1) Indebtedness Incurred subsequent to the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(ii) of the

         8-3/4% Senior Notes Indenture and (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that, with respect to both clauses (1) and (2), (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary which is the holder of such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (B) if the Company or a Restricted Subsidiary that is a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor or by the Company, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to the Securities or such Restricted Subsidiary with respect to its Subsidiary Guarantee, as applicable;

                  (iii) the Capital Securities in an aggregate amount not in excess of $200 million outstanding at any time;

                  (iv) Indebtedness (1) represented by the 8-3/4% Senior Notes and the 8-3/4% Senior Notes Guarantees and the Securities (not including any Additional Securities) and the Subsidiary Guarantees, (2) outstanding on the 8-3/4% Senior Notes Closing Date (other than the Indebtedness described in clauses (i), (ii) and (iii) above) or Incurred under Section 4.03(a) of the 8-3/4% Senior Notes Indenture after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date, (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) or consisting of Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(iv)(3) of the 8-3/4% Senior Notes Indenture and (4) consisting of Guarantees by the Company of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary or consisting of Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(iv)(4) of the 8-3/4% Senior Notes Indenture;

                  (v) (1) (A) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(v)(1) of the 8-3/4% Senior Notes Indenture and (B) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to

         Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (2) (A) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(v)(2) of the 8-3/4% Senior Notes Indenture and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v);

                  (vi) (1) Indebtedness (A) Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(vi)(1) of the 8-3/4% Senior Notes Indenture and (B) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (2) Indebtedness (A) Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(vi)(2) of the 8-3/4% Senior Notes Indenture and (B) under Hedging Obligations that are Incurred in the ordinary course of business (i) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding,
         (ii) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (iii) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

                  (vii) (1) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(vii) of the 8-3/4% Senior Notes Indenture and (2) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt (in an aggregate principal amount pursuant to clauses (1) and (2) not in excess of $50 million at any time outstanding);

                  (viii) (1) (A) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(viii)(1) of the 8-3/4% Senior Notes Indenture and (B) Indebtedness of Restricted Subsidiaries that are Securitization Vehicles in respect of Third Party Securities in an aggregate amount pursuant to clauses (A) and (B) not to exceed $200 million at any time outstanding and (2) (A) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(viii)(2) of the 8-3/4% Senior Notes Indenture and (B) Indebtedness consisting solely of Liens on Sellers' Retained Interests in connection with Securitizations permitted by this Indenture securing obligations in respect of Third Party Securities permitted to be Incurred under clause (1) above;

                  (ix) (1) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to the Section 4.03(b)(ix) of the 8-3/4% Senior Notes Indenture and (2) Indebtedness consisting of loans from Agriliance and MoArk in the ordinary course of business for cash management purposes, which loans shall not be outstanding for more than 30 days, in an aggregate principal amount pursuant to clauses (1) and (2) not to exceed $20 million outstanding at any time; or

                  (x) (1) Indebtedness Incurred after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.03(b)(x) of the 8-3/4% Senior Notes Indenture and (2) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to clauses (1) and (2) of this clause (x) and then outstanding, shall not exceed $75 million.

                  (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness and (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment of Patronage or any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (1) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock), (2) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis) and (3) dividends paid in respect of the Capital Securities, (ii) purchase, repurchase, redeem, retire, make any revolvement payment or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary (it being understood that amounts owed from Members that can be offset against Patronage payable to such Members shall be deemed not to be covered by this clause (ii)),
(iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations or any Indebtedness owed to the trust entity that has issued the Capital Securities (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, other acquisition or Investment described in the foregoing items (i), (ii), (iii) and (iv) being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the 8-3/4% Senior Notes Closing Date would exceed the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from January 1, 2001 to the end of the most recent fiscal quarter for which consolidated financial statements of the Company are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the
                  Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the 8-3/4% Senior Notes Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                           (C) the amount by which Indebtedness of the Company
                  or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the 8-3/4% Senior Notes Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the 8-3/4% Senior Notes Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                           (D) the amount equal to the net reduction in
                  Investments in Unrestricted Subsidiaries subsequent to the 8-3/4% Senior Notes Closing Date resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

                           (E) an amount equal to the cash distributions
                  received by the Company or any of its Restricted Subsidiaries from any other Person (other than the Company or a Restricted Subsidiary of the Company) during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the 8-3/4% Senior Notes Closing Date occurred to the end of the most recent fiscal quarter for which consolidated financial statements of the Company are publicly available prior to the date of such Restricted Payment.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (1) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments and
         (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

                  (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with Section 4.04(a); provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

                  (v) (1) the distribution or payment of Patronage made after the 8-3/4% Senior Notes Closing Date in an aggregate amount not to exceed $30 million or (2) the distribution or payment of the Minimum Patronage Amount; provided, however, that such distributions or payments will be included in the calculation of the amount of Restricted Payments; or

                  (vi) dividends paid by the Company in an aggregate amount not to exceed $100,000 per annum with respect to its Preferred Stock issued and outstanding as of the 8-3/4% Senior Notes Closing Date in accordance with the terms thereof on the 8-3/4% Senior Notes Closing Date; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except in each case described in the foregoing (a), (b) and (c):

                  (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the 8-3/4% Senior Notes Closing Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction (1) entered into after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date pursuant to Section 4.05(iii) of the 8-3/4% Senior Notes Indenture or
         (2) pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

                  (iv) in the case of clause (c) of this Section 4.05, any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                  (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (vi) customary provisions in joint venture and similar agreements entered into in the ordinary course of business.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease, or otherwise acquire for value Bank Indebtedness of the Company or Indebtedness (other than obligations in respect of Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 270 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of Net Available Cash after application in accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in the case of an Asset Disposition of any Collateral or Excluded Securities, such Additional Assets (other than any assets that are specifically excluded from the Collateral pursuant to the terms of the Security Documents) are added, substantially concurrently with their acquisition, to the Collateral securing (with the same priority as the assets disposed of) the Securities and the Subsidiary Guarantees; (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and
(2), to make an Offer (as defined in Section 4.06(b)) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Company, and (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(1), (2) and (3),for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (3) or (4) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value. Notwithstanding the foregoing provisions of this Section 4.06(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this
Section 4.06(a) exceeds $10 million.

                  For the purposes of Section 4.06(a)(ii), the following are deemed to be cash: (A) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (B) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash and
(C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to (i) Section 4.06(a) of the 8-3/4% Senior Notes Indenture after the 8-3/4% Senior Notes Closing Date and prior to the Closing Date and (ii) this clause (C), not to exceed a cumulative amount of $50 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(3), the Company shall be required (i) to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 4.06(c) and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon. If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Company shall not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(iii)(3) if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $10 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

                  (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the amount delivered by the Company to the Trustee is greater than the purchase price of the Securities (and other Senior Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                  (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and other Senior Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, other than as a Member of the Company generally, and
(iii) that, in the event
that such Affiliate Transaction involves an amount in excess of $25 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $5 million in the aggregate outstanding at any one time,
(iv) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) any agreement as in effect as of the Closing Date on the terms described in the Offering Memorandum or any amendment or replacement agreement thereto (so long as any such amendment or replacement agreement is not disadvantageous to the Holders of the Securities in any material respect); or (vii) Securitizations permitted by Section 4.03 and
Section 4.06; (viii) loans to or from Agriliance and MoArk in the ordinary course of business for cash management purposes in an aggregate principal amount not to exceed $20 million outstanding at any time, which loans shall not be outstanding for more than 30 days; (ix) the provision by the Company or a Restricted Subsidiary in the ordinary course of business of corporate services (such as legal services and information technology services) and leasing of the Company's employees, consistent with past practices, to Affiliates in which the Company owns Capital Stock; or (x) any licensing or similar agreement entered into in the ordinary course of business relating to the use of intellectual property between the Company or a Restricted Subsidiary and Affiliates in which the Company owns Capital Stock.

                  SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                  (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                  (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

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                                                                              49

                  (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

                  (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. Cooperative Status. The Company shall maintain its status as a cooperative under both Subchapter T of the Code and Minnesota Law.

                  SECTION 4.12. Future Subsidiary Guarantors. The Company shall cause (a) at any time that any Bank Indebtedness is outstanding, each Subsidiary of the Company that Incurs or enters into a Guarantee of any Bank Indebtedness and (b) at any time that no Bank Indebtedness is outstanding, each domestic and, to the extent no material adverse tax consequences would result therefrom, foreign Restricted Subsidiary of the Company that Incurs any Indebtedness, to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Subsidiary will Guarantee payment of the Securities. In such event, the Company shall as promptly as practicable cause such Subsidiary Guarantor to execute and deliver to the Trustee Security Documents pursuant to which its assets constituting Collateral will be pledged to secure its Subsidiary Guarantee of the Securities.

                  SECTION 4.13. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

                  SECTION 4.14. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than any such transaction resulting in a Lien that constitutes a Permitted Lien), and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or a Restricted Subsidiary; (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant); or (d) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would continue to constitute a Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

                  SECTION 4.15. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than (a) in the case of any asset that does not constitute Collateral (including assets previously constituting Collateral that have been released from the Liens securing the Securities and the Subsidiary Guarantees), Permitted Liens; provided, however, that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Indenture, the Securities and the Subsidiary Guarantees are secured on an equal and ratable basis with (or, in the case of any Subordinated Obligation, on a prior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien on such assets; and (b) in the case of any asset that constitutes Collateral, Permitted Collateral Liens. Notwithstanding the foregoing, to the extent that any asset that does not already constitute Collateral (other than the Capital Stock of a Securitization Vehicle) is pledged after the Closing Date by the Company or any Restricted Subsidiary to secure Bank Indebtedness, including any Refinancings thereof, or any other Priority Lien Obligations, such asset shall also be pledged to secure the Securities and the Subsidiary Guarantees on an immediately junior basis to the Bank Indebtedness or other Priority Lien Obligation so secured by such asset (subject to Permitted Collateral Liens) and such asset will thereafter be deemed to be part of the Collateral.

                  SECTION 4.16. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.15, (b) the gross proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and (c) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06; provided, however, that after the Fall-Away Date the requirements of clauses (a)(i) and (c) above shall no longer apply.

                  SECTION 4.17. Fall-Away of Covenants. After the date (such date, the "Fall-Away Date") on which (a) the Securities have been assigned an Investment Grade rating by both Rating Agencies; (b) if the Investment Grade rating is BBB-, in the case of S&P, or Baa3, in the case of Moody's, it shall not be accompanied by either (i) in the case of S&P, a negative outlook, credit watch negative or the equivalent thereof or (ii) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; (c) no Default or Event of Default has occurred and is continuing; and (d) the Company has delivered an Officers' Certificate to the Trustee certifying that the conditions set forth in clauses (a), (b) and (c) above are satisfied and notwithstanding that the Securities may later cease to have an Investment Grade rating by either or both Rating Agencies or that the Investment Grade rating may later be accompanied by either items (i) or (ii) set forth in clause (b) above, the Company and the Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture: Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.13, 4.14, 4.18 and 5.01(a)(iii). In addition, following the Fall-Away Date, the Company may elect to release any or all of the Collateral from the Liens securing the Securities and the Subsidiary Guarantees.

                  SECTION 4.18. Perfected Security Interests. The Company will deliver or cause to be delivered to the Trustee on the Closing Date evidence reasonably satisfactory to the Trustee (which may consist of an Officers' Certificate or other certificate of the Company) of (a) the completion and effectiveness of all filings, recordings and registrations of the Security Documents, and such other financing statements and security documents, and the taking of such other actions, as may be necessary or desirable to perfect the Pari Passu Liens on all or substantially all the Collateral (other than real property) created, or intended to be created, by the Security Documents for the benefit of the Holders of Securities, subject to Permitted Collateral Liens (but only to the extent the Liens on such Collateral securing the Bank Indebtedness are perfected) and (b) the full payment of all filing fees, taxes and other amounts payable in connection with such filings, recordings or registrations (unless such amounts payable are not accepted at the time of such filings, recordings or registrations and are otherwise billed to the Company). With respect to the Collateral, if any, as to which the Company is not able to complete such actions by the Closing Date, the Company will use its commercially reasonable efforts to complete such actions as soon as reasonably practical after the Closing Date.

                                   ARTICLE V

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                  (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but in the case of a conveyance, transfer or lease of all or substantially all the Company's assets the obligation to pay the principal of and interest on the Securities will remain in full force and effect.

                  (b) In addition, except in a transaction as a result of which the Subsidiary Guarantor would be released from its Subsidiary Guarantee as provided in this Indenture, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  (c) Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (b) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (c) the Company or any Restricted Subsidiary fails to comply with Section 5.01;

                  (d) the Company or any Restricted Subsidiary fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12,
         4.13, 4.14, 4.15, 4.16 or 4.18 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after a Notice of Default specified below;

                  (e) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c) or (d) above) or the Security Documents and such failure continues for 60 days after a Notice of Default specified below;

                  (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or any such Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15 million or its foreign currency equivalent at the time;

                  (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (iv) makes a general assignment for the benefit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (ii) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (iii) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (i) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by reputable and creditworthy insurance companies for which coverage has been acknowledged in writing) in excess of $15 million or its foreign currency equivalent is rendered against the Company or a Restricted Subsidiary if (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

                  (j) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of a Notice of Default specified below; or

                  (k) (i) the Company or any Subsidiary Guarantor repudiates or disaffirms its obligations under any of the Security Documents or a determination is made in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral, or (ii) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document or this Indenture), or cease to be effective in all material respects to grant the Collateral Agent a perfected Lien on the Collateral (but only to the extent the applicable Security Documents contemplated perfection and except as a result of the Collateral Agent's failure to file any necessary continuation statements or the Collateral Agent's or the Credit Facilities Collateral Agent's failure to maintain possession of any stock certificates, notes or other instruments delivered to it) with the priority purported to be created thereby (other than in accordance with the terms of the applicable Security Document or this Indenture) and, in each case, such Default continues for 10 days after receipt of a Notice of Default specified below.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (d), (e), (j) or (k) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in clauses (d), (e), (j) or (k) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. Subject to the provisions of Section 9.01 hereof, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall, subject to the requirements of the Intercreditor Agreement or any Other Intercreditor Agreements, pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby

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                                                                              59

expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  Except with respect to Sections 4.02 and 4.09, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV.

                  Delivery of reports, information and documents to the Trustee under Article IV is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

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                                                                              60

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or

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                                                                              61

document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h),
(i), (j) or (k) or of the identity of any Significant Subsidiary unless either
(a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company, any Subsidiary Guarantor or any Holder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or premium, if any, or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to June 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

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                                                                              62

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

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                                                                              63

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is

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                                                                              64

anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of
Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in
Section 310(b)(1) of the TIA are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of, premium (if any) and interest on the outstanding Securities when due at maturity or upon redemption, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities, the Security Documents and this Indenture ("legal defeasance option"), or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12,
4.13, 4.14, 4.15, 4.16 and 4.18 hereof and the operation of Sections 5.01(a)(iii), 5.01(a)(iv), 6.01(d), 6.01(e) (with respect to the Security Documents), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the

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                                                                              65

Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i), 6.01(j) and 6.01(k) hereof and its obligations under the Security Documents ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company exercises its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees and the Security Documents shall each be terminated simultaneously.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e) (with respect to the Security Documents), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only), 6.01(i), 6.01(j) or 6.01(k) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01(a).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

                  SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                  (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest , if any, when due on all the Securities to maturity or redemption, as the case may be;

                  (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

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                                                                              66

                  (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                  (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium (if any) and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

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                                                                              67

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or premium or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to comply with Article V;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (iv) to add additional Guarantees with respect to the Securities;

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                                                                              68

                  (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (vi) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (vii) to provide for the addition or release of Collateral permitted under the terms of this Indenture or the Security Documents;

                  (viii) to make any change that does not adversely affect the rights of any Holder; or

                  (ix) to provide for the issuance of the Exchange Securities, or Additional Securities.

In addition, without the consent of any Holder (or the consent of, or any other action by, the Trustee or the Collateral Agent), any amendment, waiver or consent agreed to by the Credit Facilities Collateral Agent or the holders of Priority Lien Obligations under any provision of any of the security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments or other security documents granting any Priority Lien on any Collateral to secure the Priority Lien Obligations will automatically apply to the comparable provision of the comparable Security Document entered into in connection with the Securities.

                  After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                  SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Securities, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreement without notice to any Holder but, subject to the provisions of Sections 9.01 and 11.12, with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest on any Security;

                  (iii) reduce the principal of or extend the Stated Maturity of any Security;

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                                                                              69

                  (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III or paragraph 5 of the Securities;

                  (v) make any Security payable in money other than that stated in the Security;

                  (vi) impair the right of any Holder to receive payment of principal of, and interest on, such Holder's Securities on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

                  (viii) modify the Subsidiary Guarantees in any manner adverse to the Holders; or

                  (ix) except as provided in Sections 9.01 or 11.12, make any change in any Security Document, the Intercreditor Agreement or the provisions of this Indenture dealing with the Security Documents or the application of proceeds or the Collateral that would adversely affect the Holders, in each case, except as provided in such agreements.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  (b) After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee or the Company receives the requisite number of consents. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and

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(iii) execution of such amendment or waiver (or supplemental indenture) by the
Company, the Subsidiary Guarantors and the Trustee.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

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                                                                              71

                                   ARTICLE X

                              Subsidiary Guarantees

                  SECTION 10.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or premium, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and
(ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Subsidiary Guarantee of each Subsidiary Guarantor will be secured by the Collateral owned by such Subsidiary Guarantor with a Pari Passu Lien in favor of the Holders of the Securities, subject to the same conditions as the Collateral pledged by the Company to secure the Securities. Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by
(i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 10.02(b).

                  (c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby

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                                                                              72

waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

                  (d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

                  (f) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest or premium (if any) on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, interest or premium (if any) on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company then due to the Holders and the Trustee under the Securities or this Indenture.

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                                                                              73

                  (h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

                  (i) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  (j) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article X upon (i) the merger or consolidation of such Subsidiary Guarantor with or into any Person, (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Subsidiary Guarantor or
(iii) the sale of substantially all the assets of such Subsidiary Guarantor, where, after such merger, consolidation or sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and
Section 5.01(b). In addition, at any time that Bank Indebtedness is outstanding, if any Subsidiary of the Company is released from its Guarantee of, and all pledges and security interest granted in connection with, the Credit Agreement, then such Subsidiary shall, at the option of the Company, be released and relived of any obligations under its Subsidiary Guarantee. A Subsidiary Guarantee by a Subsidiary of the Company will be automatically released upon (x) such Subsidiary being designated and Unrestricted Subsidiary in compliance with
Section 4.04 or (y) such Subsidiary ceasing to be a Subsidiary of the Company as a result of any foreclosure on any pledge or security

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                                                                              74

interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such Subsidiary is released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement, unless such Subsidiary remains a guarantor of the Company's 8 3/4% Senior Notes or any Subordinated Obligations. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

                  SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

                  SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.12 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

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                                                                              75

                  SECTION 10.07. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE XI

                               Security Documents

                  SECTION 11.01. Collateral and Security Documents. The Securities and the Subsidiary Guarantees are secured as provided in the Security Documents, subject to the terms of the Intercreditor Agreement. Each Holder (a) hereby consents to the subordination of the Liens securing the Securities and the Subsidiary Guarantees on the terms set forth in the Intercreditor Agreement,
(b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) hereby authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement and to subject the Securities and the Subsidiary Guarantees and the Liens securing the Securities and the Subsidiary Guarantees to the provisions thereof. The foregoing provisions are intended as an inducement to the Senior Obligations Secured Parties (as defined the Intercreditor Agreement) to extend credit to the Company, and such Senior Obligations Secured Parties are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 11.01 to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby or by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and the Subsidiary Guarantees according to the intent and purposes herein expressed. The Company shall take, and shall cause the Subsidiary Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Securities and the Subsidiary Guarantees, a valid and enforceable Lien and security interest in and on all material portions of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Holders, perfected to the extent contemplated by the applicable Security Documents and immediately junior in priority (subject to Permitted Collateral Liens) to any and all security interests at any time granted in the Collateral to secure the Priority Lien Obligations and equal in priority (subject to Permitted Collateral Liens) with any Other Pari Passu Lien Obligations.

                  SECTION 11.02. Recording and Opinions. (a) The Company and the Subsidiary Guarantors shall furnish to the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent) on or before December 15 in each year beginning with December 15, 2004, an Opinion of Counsel, dated as of such date, meeting the requirements of TIA Section 314(b)(2).

                  (b) The Company shall otherwise comply with the provisions of TIA Sections 314(b) and 314(d).

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                                                                              76

                  SECTION 11.03. Release of Collateral. (a) Subject to subsections (b) and (c) of this Section 11.03, whether prior to or after the Discharge of Priority Lien Obligations, Collateral shall be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions hereof or of the Security Documents or the Intercreditor Agreement. Upon the request of the Company pursuant to an Officers' Certificate or an Opinion of Counsel to the effect that all conditions precedent hereunder have been met, the Company and the Subsidiary Guarantors shall be entitled to a release of any assets included in the Collateral from the Liens created by the Security Documents, and the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent) shall release such Collateral from such Liens at the Company's sole cost and expense, under any one or more of the following circumstances:

                  (i) if all other Liens (other than Permitted Collateral Liens described in clause (d) or (f) of the definition thereof) on that asset securing Priority Lien Obligations and any Other Pari Passu Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, however, that after giving effect to the release, at least $100.0 million of obligations secured by Priority Liens on the remaining Collateral remain outstanding or committed and no Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release;

                  (ii) to enable the Company or any Subsidiary Guarantor to consummate sales, transfers, leases or other dispositions of assets (to a Person who is not the Company or a Restricted Subsidiary, or, in the case of the sale of accounts receivable or inventory in a Securitization, to any Securitization Vehicle whether or not it is a Restricted Subsidiary), including any such transactions by the Credit Facilities Collateral Agent in connection with an exercise of remedies against the Collateral on behalf of holders of any Priority Lien Obligations secured by such Collateral;

                  (iii) if the Company or any Subsidiary Guarantor provides substitute collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors;

                  (iv) if all of the Capital Stock of any Subsidiary of the Company that is pledged to the Collateral Agent is released (except in the case of a release because such Capital Stock has become part of the Excluded Securities) or if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets shall also be released;

                  (v) pursuant to an amendment or waiver in accordance with
         Article IX;

                  (vi) upon payment in full of the principal of, and accrued and unpaid interest on, the Securities and all other obligations under this Indenture, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement that are due and payable at or prior to the time such principal and accrued and unpaid interest are paid;

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                                                                              77

                  (vii) upon a satisfaction and discharge of this Indenture as described in Article VIII;

                  (viii) at the election of the Company, after the Fall-Away Date; or

                  (ix) upon a legal defeasance or covenant defeasance pursuant to Article VIII.

                  Subject to the provisions of Section 11.03(b) below, upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall, at the Company's expense, execute, deliver or acknowledge such instruments to evidence the release of any Collateral required or permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement.

                  (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers' Certificate or Opinion of Counsel required by this Section 11.03, dated not more than 30 days prior to the date of the application for such release, has been delivered to the Collateral Agent and the Trustee (if it is not itself then the Collateral Agent).

                  (c) At any time when an Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if it is not itself then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

                  SECTION 11.04. Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents or the Intercreditor Agreement or pursuant to the terms of this Article XI. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents or the Intercreditor Agreement or of this Article XI will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company will cause TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary in this

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                                                                              78

paragraph or in Section 11.02(b) or 11.05 hereof, the Company will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA
Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, whether or not issued to the Company by the SEC, or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

                  SECTION 11.05. Certificates of the Trustee. In the event that the Company elects to release Collateral in accordance with this Indenture or the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 11.03 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination, shall deliver a certificate to the Collateral Agent setting forth such determination.

                  SECTION 11.06. Suits To Protect the Collateral. Subject to the provisions of Article VII hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

                  (a) enforce any of the terms of the Security Documents; and

                  (b) collect and receive any and all amounts payable in respect of the Securities or the Subsidiary Guarantees thereunder.

                  Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee under the Security Documents or this Indenture).

                  SECTION 11.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement and any Other Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

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                                                                              79

                  SECTION 11.08. Collateral Agent. (a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein, in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder or under the Security Documents, except for its own willful misconduct, negligence or bad faith.

                  (b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

                  (c) If the Company or any Restricted Subsidiary (i) Incurs Priority Lien Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Priority Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers' Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

                  (d) The Company or any Restricted Subsidiary may from time to time, subject to the limitations contained in this Indenture, designate additional obligations that are, or are to be, secured by Liens on the Collateral as Other Pari Passu Lien Obligations by delivering to the Collateral Agent, the Trustee and each Representative of holders of Other Pari Passu Lien Obligations an Officer's Certificate:

                  (i) describing the obligations being designated as Other Pari Passu Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such obligations;

                  (ii) listing any Other Pari Passu Lien Obligations Documents under which such Other Pari Passu Lien Obligations are issued or incurred and the security documents securing such Other Pari Passu Lien Obligations, and attaching copies of such Other Pari Passu Lien Obligations Documents and security documents;

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                                                                              80

                  (iii) appointing the Collateral Agent as collateral agent with respect to such Other Pari Passu Lien Obligations, and identifying any Representative of the holders of such Other Pari Passu Lien Obligations;

                  (iv) certifying that the incurrence of such Other Pari Passu Lien Obligations, the creation of the Liens securing such Other Pari Passu Lien Obligations and the designation of such Other Pari Passu Lien Obligations as Other Pari Passu Lien Obligations hereunder do not violate this Indenture; and

                  (v) requesting the Collateral Agent to enter into an intercreditor agreement with and for the benefit of the holders of such Other Pari Passu Lien Obligations providing for the matters set forth in Section 11.08(e), (which agreement shall contain terms no less favorable, to the extent applicable, to the Holders than the terms of the Intercreditor Agreement referred to in clause (a) of the definition thereof) and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

                  Notwithstanding any other provision contained in this Section 11.08(d) or elsewhere in this Agreement, no obligation shall constitute Other Pari Passu Lien Obligations if the incurrence of such obligation, the creation of the Liens securing such obligation or the designation of such obligation as Other Pari Passu Lien Obligations hereunder would violate or result in a default under this Indenture.

                  (e) Upon receipt of an Officer's Certificate specified in
Section 11.08(d) requesting it to enter into an intercreditor agreement, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder. Such intercreditor agreement shall provide that (x) notwithstanding the time, order or method of creation, attachment or perfection of such Liens, the Liens on the Collateral securing the Other Pari Passu Lien Obligations and the Liens on the Collateral securing the Securities and the Subsidiary Guarantees shall rank pari passu (except to the extent such Liens are not then perfected, are voidable as a preference under the United States Bankruptcy Code or are held by a court of competent jurisdiction to be unenforceable); (y) the Collateral Agent, in accordance with the provisions of the Indenture and the Security Documents, will determine the time and method by which all such Liens will be concurrently enforced (unless the Liens on all of the Collateral under the Security Documents have been theretofore released pursuant to Section 11.03 or 11.11 hereof); and (z) upon foreclosure, sale or other disposition in liquidation of all or any part of the Collateral, the holders of the Other Pari Passu Lien Obligations and the Holders shall share in the resulting income pertaining thereto and the proceeds thereof (after payment of all costs and expenses incurred by the Trustee or the Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with this Indenture, the Security Documents and the Intercreditor Agreement, including all court costs and the fees and expenses of their agents and legal counsel, the repayment of all advances made by the Trustee or the Collateral Agent on behalf of the Company or any Subsidiary Guarantor and any other costs or expenses incurred in connection with the exercise of any rights or remedy of the Holders or the holders of the

Other Pari Passu Lien Obligations) pro rata based on the respective amounts of the Guaranteed Obligations and the Other Pari Passu Lien Obligations then outstanding held thereby.

                  SECTION 11.09. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term "Priority Lien Obligation", "Other Pari Passu Lien Obligation" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Facilities Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Bank Indebtedness as in effect on the Closing Date as "Priority Lien Obligations".

                  SECTION 11.10. Further Assurances. (a) Upon request of the Trustee at any time and from time to time, the Company shall, and shall cause each of the Subsidiary Guarantors to, promptly execute, acknowledge and deliver such Security Documents, financing statements, instruments, certificates, notices and other documents and take such other actions which the Trustee may reasonably request to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Indenture to constitute valid security interests, perfected in accordance with this Indenture, and to protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture, in each case for the benefit of the Holders.

                  (b) In the event that the Company or any Subsidiary Guarantor shall at any time directly own any Capital Stock of Land O'Lakes Farmland Feed LLC or any wholly owned Restricted Subsidiary of the Company or Land O'Lakes Farmland Feed LLC (other than (i) Capital Stock of any such Subsidiary with Consolidated assets not greater than $1.0 million as of the end of the most recent fiscal quarter for which consolidated financial statements of the Company have been filed with the SEC and (ii) Capital Stock as to which the actions required by this Section 11.10(b) have already been taken), the Company shall promptly notify the Trustee and shall, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Capital Stock to be pledged under the Security Documents and cause to be delivered to the Collateral Agent (or the Credit Facilities Collateral Agent or any other Senior Collateral Agent (as defined in the Intercreditor Agreement) acting on behalf of the Collateral Agent pursuant to the Intercreditor Agreement) any certificates representing such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to pledge more than 65% of the outstanding Voting Stock of any Foreign Subsidiary or to pledge any Capital Stock of a Securitization Vehicle; and provided further, however, that neither the Company nor any Subsidiary Guarantor shall be required to pledge any Excluded Securities.

                  (c) In the event that the Company or any Subsidiary Guarantor shall at any time directly own any Capital Stock of any Material Foreign Subsidiary (other than Capital Stock as to which the actions required by this Section 11.10(c) have already been taken), the Company shall promptly notify the Trustee and will take all such actions as the Trustee shall reasonably request and as shall be available under applicable law to cause such Capital Stock to be pledged under a Foreign Pledge Agreement and cause to be delivered to the Collateral Agent (or the Credit Facilities Collateral Agent or any other Senior Collateral Agent acting on behalf of the Collateral Agent pursuant to the Intercreditor Agreement) any certificates representing such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to pledge more than 65% of the outstanding Voting Stock of any Foreign Subsidiary or to pledge any Capital Stock of a Securitization Vehicle; and provided further, however, that neither the Company nor any Subsidiary Guarantor shall be required to pledge any Excluded Securities.

                  (d) In the event that the Company or any Subsidiary Guarantor shall at any time own any Material Intellectual Property (other than Material Intellectual Property as to which the actions required by this paragraph have already been taken), the Company shall promptly notify the Trustee and will file all Uniform Commercial Code financing statements and recordations with the United States Patent and Trademark Office as shall be required by law or reasonably requested by the Trustee to be filed or recorded to perfect the Liens intended to be created on the Collateral (to the extent such Liens may be perfected by filings under the Uniform Commercial Code as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office); provided, that if the consents of Persons other than the Company and the Wholly Owned Subsidiaries would be required under applicable law or the terms of any agreement in order for a security interest to be created in any Material Intellectual Property under the Security Documents, a security interest shall not be required to be created in such Material Intellectual Property prior to the obtaining of such consents. The Company shall endeavor in good faith to obtain any consents required to permit any security interest in Material Intellectual Property to be created under the Security Documents.

                  SECTION 11.11. Termination of Security Interest. The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that the Securities and Subsidiary Guarantees have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents upon (a) payment in full of the principal of, and accrued and unpaid interest on, the Securities and all other obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal and accrued and unpaid interest are paid, (b) a satisfaction and discharge of this Indenture as described in Article VIII or (c) a legal defeasance or covenant defeasance as described in Article VIII. Upon receipt of such instruction and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge any such instruments or releases to evidence the release of all such Liens.

                  SECTION 11.12. Excluded Securities. Notwithstanding anything to the contrary provided in this Indenture (including without limitation Sections 4.15 and 11.10 hereof) or any of the Security Documents, (a) the Collateral shall at no time include any Capital Stock or other securities of any Subsidiary of the Company that constitute Excluded Securities, and (b) any portion of the Excluded Securities may continue to secure any Priority Lien Obligations and Other Pari Passu Lien Obligations. The Security Documents may be amended or modified, without the consent of any Holder, from time to time to the extent necessary to release the Liens on any Excluded Securities.

                                  ARTICLE XII

                                  Miscellaneous

                  SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

                  SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                                    if to the Company:

                                    Land O'Lakes, Inc.
                                    4001 Lexington Avenue North
                                    Arden Hills, MN 55126
                                    Attention of: Daniel E. Knutson

                                    with a copy to:

                                    Land O'Lakes, Inc.
                                    4001 Lexington Avenue North
                                    Arden Hills, MN 55126
                                    Attention of: John Rebane

                                    if to the Trustee or the Collateral Agent:

                                    U.S. Bank National Association
                                    60 Livingston Avenue
                                    St. Paul, MN 55107-2292
                                    Attention of: Corporate Trust Administration

                  The Company, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company, upon the reasonable request of the Trustee, shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, including a brief statement as to the nature and scope of such examination or investigation; and

                  (c) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any of the Subsidiary Guarantors, shall not have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities, this Indenture, the Subsidiary Guarantees or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      LAND O'LAKES, INC.,

                                          by

                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      ACS STORES, LLC,

                                          by

                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      ADVANCED BUSINESS CONCEPTS INTERNATIONAL,
                                      LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      AG2AG, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      AGRICULTURAL INDEMNITY INSURANCE COMPANY,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      ALLIANCE MILK PRODUCTS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      AMERICA'S COUNTRY STORES HOLDINGS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      AMERICA'S COUNTRY STORES, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      DIAMOND CROSS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      FMR, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      FORAGE GENETICS, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      GOLDEN STATE FEEDS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      GOLDEN VALLEY DAIRY PRODUCTS,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      L.L. OLDS SEED COMPANY, by

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      LAND O'LAKES FARMLAND FEED LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      LAND O'LAKES HOLDINGS, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      LAND O'LAKES INTERNATIONAL DEVELOPMENT
                                      CORPORATION,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      LOL HOLDINGS II, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      LOL POWER, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      MILK PRODUCTS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      NORTH COAST FERTILIZER II, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      NORTHWEST FOOD PRODUCTS COMPANY, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      NORTHWEST FOOD PRODUCTS TRANSPORTATION,
                                      LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      NUTRA-BLEND, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      PMI NUTRITION, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      PMI AGRICULTURE, L.L.C.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      PMI NUTRITION INTERNATIONAL, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      PURINA MILLS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      QC, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      QC HOLDINGS INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      QC INDUSTRIES, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      REALTY LOL, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      RESEARCH SEEDS, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      SEED RESEARCH, INC.,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      THOMAS PRODUCTS, LLC,

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      U.S. BANK National Association, as Trustee

                                          by
                                            ____________________________________
                                             Name:
                                             Title:

                                                                      APPENDIX A

                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
                  ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

                  1.  Definitions.

                  1.1  Definitions.

                  For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Inc.

                  "Purchase Agreement" means the Purchase Agreement dated December 12, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means an offer by the Company, pursuant to a the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means (a) the Registration Rights Agreement dated December 23, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

                  1.2  Other Definitions.

                   Term:                                                           Defined in Section:
                   ----                                                            -------------------
"Agent Members".................................................................          2.1(c)
"Global Security"...............................................................          2.1(b)
"IAI Global Security"...........................................................          2.1(b)
"Regulation S Certificate"......................................................          2.1(b)
"Regulation S Global Security"..................................................          2.1(b)
"Regulation S Permanent Global Security"........................................          2.1(b)
"Regulation S Temporary Security"...............................................          2.1(b)
"Rule 144A Global Security".....................................................          2.1(b)

                  2. The Securities.

                  2.1 Form and Dating. (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

                  (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Regulation S Global Securities shall be issued initially in the form of one or more temporary Global Securities (the "Regulation S Temporary Global Securities") without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend and registered in the name of the Depositary or a nominee of the Depositary. Beneficial interests in a Regulation S Temporary Global Security will be exchangeable for beneficial interests in a single permanent Global Security (the "Regulation S Permanent Global Security", together with the Regulation S Temporary Global Security, the "Regulation S Global Securities") on or after the expiration of the Restricted Period upon the receipt by the Trustee or its agent of a certificate certifying that the Holder of the beneficial interest in the Regulation S Temporary Global Security is a non-United States Person within the meaning of Regulation S or by United States persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act (a "Regulation S Certificate"), substantially in the form set forth in Exhibit D hereto. One or more Global Securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall be transferred only to non-United States persons under Regulation S, qualified institutional buyers under Rule 144A or institutional accredited investors. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Securities are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities"; provided that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

                  2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $175,000,000, (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and
(c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time is unlimited.

                  2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Securities; or

                  (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit E or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (d) Restrictions on Transfer of Regulation S Global Security.
(i) During the Restricted Period, beneficial ownership interests in the Regulation S Temporary Global Security may only be sold, pledged or transferred only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Temporary Global Security shall be exchangeable for beneficial interests in the Regulation S Permanent Global Security upon certification that those interests are owned either by non-United States persons or by United States persons who purchased those interests pursuant to an exemption from, or in transactions not subject to the registration requirements of the Securities Act of 1933. The Regulation S Permanent Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e) Legend. (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS [IN THE CASE OF RULE 144A SECURITIES: TWO YEARS] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE

DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                  Each Definitive Security shall bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Original or Additional Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Original or Additional Securities shall cease to apply and the requirements that any such Original or Additional Securities be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

                  (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

                  (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Securities. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4 Definitive Securities. (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to
Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or
(iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF ORIGINAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS [IN THE CASE OF RULE 144A SECURITIES: TWO YEARS] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR

ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 [Temporary Regulation S Global Security Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER PRIOR TO THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A

PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE REFERRED TO ABOVE, IF THEN APPLICABLE.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE TEMPORARY REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED TO A PERSON (A) WHOM THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND
(C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

                  Each Definitive Security shall bear the following additional legend:

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                         9% Senior Secured Note due 2010

                                                                CUSIP No. ______
                                                                       ISIN No._

                  LAND O'LAKES, INC., a Minnesota cooperative corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto] on December 15, 2010.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates:  June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                  LAND O'LAKES, INC.

                                       by
                                         _______________________________________
                                         Name:
                                         Title:

                                       by
                                         _______________________________________
                                         Name:
                                         Title:

Dated:
TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

     by: ________________________________
               Authorized Signatory

----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF ORIGINAL SECURITY]

                         9% Senior Secured Note due 2010

                  1. Interest. (a) LAND O'LAKES, INC., a Minnesota cooperative corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 23, 2003, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) Additional Interest. The Holder of this Security is entitled to the benefits of Registration Rights Agreement, dated as of December 23, 2003, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If the Exchange Offer is not completed or a Shelf Registration Statement is not declared effective on or before the date that is 225 days after December 23, 2003, the annual interest rate borne by the Securities will be increased by 0.25% per annum with an additional 0.25% per annum increase each 90 days thereafter up to a maximum increase of 1.0% per annum until the Exchange Offer is completed or the Shelf Registration Statement is declared effective.

                  2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if the Securities are canceled after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                  3. Paying Agent and Registrar. Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Securities under an Indenture dated as of December 23, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior secured obligations of the Company. This Security is one of the [Original] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

                  The Securities and the Subsidiary Guarantees are secured on a second-priority basis (subject to Permitted Collateral Liens) by the Liens created by the Security Documents pursuant to, and subject to, the terms of the Indenture and the Intercreditor Agreement.

                  5. Optional Redemption. Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to December 15, 2007. On or after this date, the Securities shall be redeemable at the option of the Company, in whole or from time to time in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

                                                                             REDEMPTION
YEAR                                                                           PRICE
----                                                                           -----
2007......................................................................    104.500%
2008......................................................................    102.250%
2009 and thereafter.......................................................    100.000%

                  6. Sinking Fund. The Securities are not subject to any sinking fund.

                  7. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

                  8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions. Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

                  9. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

                  10. Persons Deemed Owners. Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment principal, premium or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on, the Securities to redemption or maturity, as the case may be.

                  13. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and
(ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Subsidiary Guarantees with respect to the Securities;
(v) to provide for the addition or release of Collateral permitted under the terms of the Indenture or the Security Documents; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or Additional Securities. In addition, without the consent of any Holder (or the consent of, or any other action by, the Trustee or the Collateral Agent), any amendment, waiver or consent agreed to by the Credit Facilities Collateral Agent or the holders of Priority Lien Obligations under any provision of any security documents granting any Priority Lien on any Collateral to secure the Priority Lien Obligations will automatically apply to the comparable provisions of the comparable Security Document securing the Securities and the Subsidiary Guarantees.

                  14. Defaults and Remedies. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  15. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                  16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  17. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  19. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  20. CUSIP and ISIN Numbers. The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint        agent to transfer this Security on the books of
the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________

Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ]      has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ]      has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.   [ ] to the Company; or

2. [ ] to the Registrar for registration in the name of the Holder, without transfer; or

3. [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

4. [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

5. [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

6.   [ ] to an institutional "accredited investor" (as defined in Rule 501(a)
     (1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

7. [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5),
(6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                    ____________________________________________
                                    Your Signature

Signature Guarantee:

Date: ___________________________        _______________________________________
Signature must be guaranteed                     Signature of Signature
by a participant in a                                  Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

________________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________________        ______________________________________
                                          NOTICE: To be executed by an executive
                                                  officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of           Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange          in Principal  Amount   in Principal Amount    this Global Security   authorized signatory
                  of this Global         of this Global         following such         of Trustee or
                  Security               Security               decrease or increase   Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                     ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________                   YOUR SIGNATURE: _____________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE:    ________________________________________________________
                        SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A
                        RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER
                        SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                  $__________

                         9% Senior Secured Note due 2010

                                                                CUSIP No. ______
                                                                      ISIN No. _

                  LAND O'LAKES, INC., a Minnesota cooperative corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto] on December 15, 2010.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates: June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                   LAND O'LAKES, INC.
                                       by
                                         _______________________________________
                                          Name:
                                          Title:

                                       by
                                         _______________________________________
                                          Name:
                                          Title:

Dated:
TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

     by: ______________________________
             Authorized Signatory

----------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF exchange SECURITY]

                         9% Senior Secured Note due 2010

                  1. Interest. LAND O'LAKES, INC., a Minnesota cooperative corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 23, 2003, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if the Securities are canceled after the record date and on or before the interest payment date. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                  3. Paying Agent and Registrar. Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Securities under an Indenture dated as of December 23, 2003 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior secured obligations of the Company. This Security is one of the [Exchange] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

                  To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

                  The Securities and the Subsidiary Guarantees are secured on a second-priority basis (subject to Permitted Collateral Liens) by the Liens created by the Security Documents pursuant to, and subject to, the terms of the Indenture and the Intercreditor Agreement.

                  5. Optional Redemption. Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to December 15, 2007. On or after this date, the Securities shall be redeemable at the option of the Company, in whole or from time to time in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

                                                                            REDEMPTION
  YEAR                                                                        PRICE
  ----                                                                        -----
2007......................................................................   104.500%
2008......................................................................   102.250%
2009 and thereafter.......................................................   100.000%

                  6. Sinking Fund. The Securities are not subject to any sinking fund.

                  7. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

                  8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions. Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

                  9. Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

                  10. Persons Deemed Owners. Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on, the Securities to redemption or maturity, as the case may be.

                  13. Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and
(ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Subsidiary Guarantees with respect to the Securities;
(v) to provide for the addition or release of Collateral permitted under the terms of the Indenture or the Security Documents; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or Additional Securities. In addition, without the consent of any Holder (or the consent of, or any other action by, the Trustee or the Collateral Agent), any amendment, waiver or consent agreed to by the Credit Facilities Collateral Agent or the holders of Priority Lien Obligations under any provision of any security documents granting any Priority Lien on any Collateral to secure the Priority Lien Obligations will automatically apply to the comparable provisions of the comparable Security Document securing the Securities and the Subsidiary Guarantees.

                  14. Defaults and Remedies. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  15. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                  16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  17. Authentication. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

                  18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  19. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  20. CUSIP and ISIN Numbers. The Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint         agent to transfer this Security on the books of
the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature: _________________________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                    ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________                   YOUR SIGNATURE: _____________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE:  __________________________________________________________
                      SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

              Amount of decrease     Amount of increase     Principal amount of    Signature of
              in Principal  Amount   in Principal Amount    this Global Security   authorized signatory
Date of       of this Global         of this Global         following such         of Trustee or
Exchange      Security               Security               decrease or increase   Securities Custodian

                                                                       EXHIBIT C

                        [FORM OF SUPPLEMENTAL INDENTURE]

                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of , among [GUARANTOR] (the "New Guarantor"), a subsidiary of LAND O'LAKES, INC. (or its successor), a Minnesota cooperative corporation (the "Company"), [EXISTING GUARANTORS] and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Company and [OLD GUARANTORS] (the "Existing Guarantors") has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of December 23, 2003, providing for the issuance initially of an aggregate principal amount of $175,000,000 of 9% Senior Secured Notes due 2010 (the "Securities");

                  WHEREAS Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

                  2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                               [NEW GUARANTOR],

                                   by

                                     ___________________________________________
                                      Name:
                                      Title:

                               LAND O'LAKES, INC.,

                                   by
                                     ___________________________________________
                                      Name:
                                      Title:

                               [EXISTING GUARANTORS],

                                   by
                                     ___________________________________________
                                      Name:
                                      Title:

                               U.S. BANK NATIONAL ASSOCIATION, as
                               Trustee,

                                   by
                                     ___________________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT D

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S]

                                                                          [Date]

Land O'Lakes, Inc.
4001 Lexington Avenue North
Arden Hills, Minnesota 55126

                  Re: Land O'Lakes, Inc.
                      9% Senior Secured Notes Due 2010 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Securities was not made to a person in the United States;

                  (b) either (1) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, (2) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904 of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Transferor]

                                      __________________________________________
                                                 Authorized Signature

                                                                       EXHIBIT E

                                    [Form of

                      Transferee Letter of Representation]

Land O'Lakes, Inc.
4001 Lexington Avenue North
Arden Hills, Minnesota 55126

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $[ ] principal amount of the 9% Senior Secured Notes due 2010 (the "Securities") of Land O'Lakes, Inc. (the "Company").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years (in the case of Rule 144A Notes) or 40 days (in the case of Regulation S notes) after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under

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the Securities Act, (c) in a transaction complying with the requirements of Rule
144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.
The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                      TRANSFEREE:______________________________,

                                      by:_______________________________________